EXHIBIT 4.1

Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: (416) 601-6150 Fax: (416) 601-6590 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use of our reports dated December 20, 2004 on the consolidated balance sheets of Royal Bank of Canada as at October 31, 2004 and 2003 and the consolidated statements of income, changes in shareholders’ equity and cash flows for the years then ended, which appear in this Annual Report on Form 40-F.

“Deloitte & Touche LLP”

Independent Registered Chartered Accountants
Toronto, Ontario
December 20, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the use of our reports dated November 19, 2002 on the consolidated statements of income, changes in shareholders’ equity and cash flows of Royal Bank of Canada for the year ended October 31, 2002, prior to the assessment of the impact of subsequent significant accounting changes including changes in financial statement presentation as disclosed in Note 1, the presentation of segment information in Note 3, the change in the calculation of earnings per share in Note 20 (US GAAP) and other reclassifications to the 2002 consolidated financial statements which were audited by the successor independent registered chartered accountants which appear in this Annual Report on Form 40-F.

“Deloitte & Touche LLP”	“PricewaterhouseCoopers LLP”

Chartered Accountants	Chartered Accountants
Toronto, Ontario	Toronto, Ontario
November 19, 2002	November 19, 2002

Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: (416) 601-6150 Fax: (416) 601-6590 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Royal Bank of Canada on Form S-8, File Nos. 333-8434, 333-12036, 333-12050, 333-13050, 333-13052, 333-13112, 333-13176, 333-13602, 333-13752, 333-14144, 333-110953 and 333-117922 and the Registration Statement of Royal Bank of Canada on Form F-9 File No. 333-109392, of our reports dated December 20, 2004 on the consolidated balance sheets of Royal Bank of Canada as at October 31, 2004 and 2003 and the consolidated statements of income, changes in shareholders’ equity and cash flows for the years then ended, which appear in Royal Bank of Canada’s Annual Report on Form 40-F for the year ended October 31, 2004.

“Deloitte & Touche LLP”

Independent Registered Chartered Accountants
Toronto, Canada
December 20, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the Registration Statements of Royal Bank of Canada on Form S-8, File Nos. 333-8434, 333-12036, 333-12050, 333-13050, 333-13052, 333-13112, 333-13176, 333-13602, 333-13752, 333-14144, 333-110953 and 333-117922 and the Registration Statement of Royal Bank of Canada on Form F-9 File No. 333-109392, of our reports dated November 19, 2002 on the consolidated statements of income, changes in shareholders’ equity and cash flows of Royal Bank of Canada for the year ended October 31, 2002, prior to the assessment of the impact of subsequent significant accounting changes including changes in financial statement presentation disclosed in Note 1, the presentation of segment information in Note 3, the change in the calculation of earnings per share in Note 20 (US GAAP) and other reclassifications to the 2002 consolidated financial statements which were audited by the successor independent registered chartered accountants which appear in Royal Bank of Canada’s Annual Report on Form 40-F for the year ended October 31, 2004.

“Deloitte & Touche LLP”	“PricewaterhouseCoopers LLP”

Chartered Accountants	Chartered Accountants
Toronto, Canada	Toronto, Canada
December 20, 2004	December 20, 2004